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                                                                    EXHIBIT 99.1

Monday, July 31, 2000 - 9:33 AM Press Release
Subject: U.S. Technologies to Acquire Publicly Traded On-Site Sourcing

Business-Editors/Hi-Tech Writers

         WASHINGTON -- (BUSINESS WIRE) -- July 31, 2000 -- U.S. Technologies Inc. (NASDAQ BB: USXX) today announced that it has entered into an agreement to acquire publicly traded On-Site Sourcing, Inc. (NASDAQ: ONSS) for approximately $35 million in U.S. Technologies' common stock and cash.

         On-Site Sourcing is a leading provider of digital imaging, document management, and litigation reprographics services to law firms, corporations, consulting firms, accounting firms and financial institutions.

         On-Site Sourcing recently reported record sales ($18.4 million), earnings from operations ($2.6 million) and net income ($1.4 million) for the first six months of its fiscal year 2000. The Company is headquartered in Arlington, Virginia.

         "On-Site Sourcing has experienced dramatic top- and bottom-line growth over the past year, and it has an excellent reputation in the document management community," said Gregory Earls, Chairman and Chief Executive Officer of U.S. Technologies. He added, "with this acquisition, U.S. Technologies will be able to transfer leading-edge technologies developed by some of our Internet associated companies to On-Site's robust customer base. On-Site's financial performance and customer depth represent the type of company we want to add to our growing portfolio."

         Under the terms of the agreement, On-Site Sourcing shareholders will exchange their shares for approximately 26.25 million U.S. Technologies shares and $8.75 million in cash. This assumes that the maximum cash election is made by holders of On-Site shares that would be outstanding if all outstanding options and non-public warrants were exercised before closing.

         The transaction value for On-Site shares is at least $5.00 based on the agreed terms and recent market prices. On-Site's publicly traded warrants to buy shares at $6.00 are expected to be converted to U.S. Technologies' warrants.

         The transaction is subject to completion of due diligence, negotiations and execution of definitive agreements, which the companies believe will be completed by September. Closing will be subject to usual conditions including shareholder approvals and SEC registration of the securities to be issued in the merger, as will adoption of U.S. Technologies' already announced charter amendment to increase the common shares it is authorized to issue.

         The companies hope to complete these steps and close the merger early next year. U.S.

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Technologies will soon decide whether to delay its upcoming annual meeting for election of its directors or to hold a special meeting of its stockholders for votes on this merger and other planned votes such as the charter amendment.

         U.S. Technologies also announced that its Board of Directors has decided to initiate efforts to divest its current prison-based outsourcing services business so that it may focus exclusively on its transformation into a distributive Internet operating company. "Both this merger and the divestiture of our prison-based outsourcing sector are important steps in this transformation," stated Earls.

         "We are excited about this transaction and the opportunity it will give us to provide our customers with the corporate Internet technology applications and solutions available from U.S. Technologies' associated companies like Portris," said Christopher J. Weiler, CEO of On-Site Sourcing. "Our customers have asked us to supply more and more Internet-based services that can enhance their productivity and profitability and this merger will enable us to achieve that goal more rapidly," added Weiler.

         Portris, one of U.S. Technologies' associated companies, is developing an XML-based collaborative network for multi-site, simultaneous document management. Portris' technology will allow customers to manage vast amounts of data and information technology more efficiently and productively in a scaleable, secure and real-time fashion.

         Portris has targeted three markets - legal services, consulting, and financial services - all of which are markets where On-Site Sourcing already has strong penetration and long-term customer relationships. "We believe Portris' technology has the potential to revolutionize the manner in which companies manage data, knowledge and information," Earls remarked.

         "As an example of the power of this merger, On-Site Sourcing will enable Portris to accelerate its market penetration and revenue-ramp up. There are several other exciting opportunities being developed by our associated companies for similar strategic relationships", Earls stated. Weiler concurred and added, "We believe that merging state-of-the-art Internet technologies with established operating companies like On-Site is an excellent growth strategy. We can blend the vertical market penetration of U.S. Technologies' operating units with the unique Internet capabilities of Portris."

         "U.S. Technologies believes that the successful Internet company of the future is moving towards a model in which associate companies combine their capabilities and technologies to offer each other's respective customer base a more comprehensive suite of services. This merger has been contemplated with this strategic direction in mind," concluded Earls.

         About U.S. Technologies Inc.

         U.S. Technologies operates as a developer of Internet enterprises, with an emphasis on


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the support of technology-driven start-ups and early stage business-to-business companies. It has recently been named one of the Top 50 technology companies to watch in the Washington, DC metro area by dbusiness.com.

         This release contains "forward looking statements" concerning prospective future events and results. Such prospective events include acquisitions and investments, and prospects for such acquisitions and investments. U.S. Technologies cautions that actual development and results may differ materially from its prospective future events.

         There can be no assurance that the conditions necessary to completing any prospective event will occur. Additional investments in the Company or by the Company or an unrelated person in any company that is a part of the Company's Internet investment portfolio provide no assurance that the Company or such portfolio company will succeed or that the Company 's investments will be recovered or profitable.

         The Company's assets and operations, including results of operations, would be affected materially by either occurrence of any such event or the failure of any such event to occur, by the extent to which it and its portfolio companies continue to have access to financing sources on reasonable terms in order to pursue its and their business plans, by the success or failure of the business plans of its portfolio companies, by economic conditions generally and particularly in the developing e-commerce market, by competition and technological changes in its and its portfolio companies' industries and businesses, and by the results of its and its portfolio companies' operations if and when operating.

         The Company's assembly and other outsourcing business activities involve a limited number of facilities serving a limited number of customers, all of which are subject to material changes outside the Company's control.


CONTACT:          U.S. Technologies Inc.
                  Holly Moskerintz, Communications Director
                  202/466-3100
                  usxx@mindspring.com
                  www.usxx.com

         This notice is not intended to constitute an offer to sell or an offer to buy any securities. Any securities to be issued pursuant to the proposed merger described in this press release will be issued pursuant to applicable provisions of the Securities Act of 1933. Investors are urged to read the relevant documents to be filed with the Securities Exchange Commission, which will contain important information about the transaction. Investors can obtain any document filed with the Commission for free at the Commission's web site, http://www.SEC.GOV.


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